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                                                                    EXHIBIT 10.8


                            AVALON OPTION AGREEMENT

          This OPTION AGREEMENT (this "Agreement") dated as of December 31, 1997
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provides for the granting of options by NCI ACQUISITION CORPORATION, a Delaware corporation (the "Company"), to AVALON INVESTMENT PARTNERS, LLC (the
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"Optionee"), a Delaware limited liability company.
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     1.   Grant of Options.  In connection with the consummation of the
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transactions contemplated under the Agreement and Plan of Merger, dated as of
December 31, 1997 (the "Merger Agreement") between the Company, NCI, NCI Merger
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Corporation, First Financial Management and First Data Corporation (such date of the closing, the "Closing Date"), the Board of Directors of the Company (the
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"Board") hereby grants to the Optionee pursuant to this Agreement two classes of
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options, (i) the Class I Options to acquire 14,416 shares (the "Shares") of
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common stock, $0.01 par value, of the Company (the "Common Stock") and (ii) the
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Class II Options to acquire 4,805 Shares of Common Stock (the Class I Options and the Class II Options collectively, the "Options"), for a purchase price (the
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"Option Exercise Price") of $100.00 per Share, on the terms and subject to the
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conditions hereinafter provided.

     2.   Duration of Options.  The period (the "Option Period") for which the
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Options shall be effective shall commence upon the execution and delivery of this Agreement and shall continue (i) with respect to the Class I Options, until the eighth (8th) anniversary of the date hereof, and (ii) with respect to the Class II Options, until the tenth (10th) anniversary of the date hereof (each respectively, the "Expiration Date").
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     3.   Vesting.  Each Option held by the Optionee shall be fully vested on
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the Closing Date.

     4.   Non-Transferability.  Options granted pursuant to this Agreement shall
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not be transferred by the Optionee (whether or not by operation of law) and may be exercised only by the Optionee, provided that the Optionee may pledge the
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Options to the Company.

     5.   Exercisability of Options.
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     (a) Class I Options.  Each Class I Option held by the Optionee shall become
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exercisable on the Closing Date.

     (b) Class II Options.  Each Class II Option held by the Optionee shall
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become exercisable if the Major Stockholders under the Stockholders' Agreement, dated as of December 31, 1997, among the Company and certain stockholders thereof (the
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"Stockholders' Agreement") shall have achieved an IRR (as defined below) equal
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to or greater than twenty-five (25%) percent during the Option Period.

For purposes hereof, "IRR" means the internal rate of return per annum realized
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in cash by the Major Stockholders on their entire investment in the Shares acquired pursuant to the Stockholders' Agreement, taking into account all payments made to the Company by the Major Stockholders in consideration of the issuance of the Shares under the Stockholders' Agreement and all payment received by the Major Stockholders from the Company in respect of such Shares or received by the Major Stockholders upon any sale, transfer or other disposition thereof.

     6.   Procedure for Exercise and Payment for Shares.  (a) Exercise of an
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Option shall be made by the giving of written notice to the Company by the
Optionee. Such written notice shall be deemed sufficient for this purpose only if delivered to the Company at its principal offices and only if such written notice states the number of Shares with respect to which the Option is being exercised and, further, states the date, not more than ninety (90) days after the date of such notice, upon which the Shares shall be purchased and payment therefor shall be made. The payments for Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. Upon the exercise of any Option, in compliance with the provisions of this paragraph and promptly thereafter upon receipt by the Company of the payment for the Shares so purchased together with the payment of the amount of any taxes (the "Withholding
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Taxes") required to be collected or withheld as a result of the exercise of such
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Option, the Company shall deliver or cause to be delivered to the Optionee so exercising an Option certificate or certificates representing the number of validly authorized, duly issued, fully paid and non-assessable Shares with respect to which the Option is so exercised and payment is so made. The Shares shall be registered in the name of the exercising Optionee, provided that, in no event shall any Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made by cash or certified or bank cashier's check, at which time the exercising Optionee shall have the rights of a stockholder of the Company with respect to such Shares. For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been received by the Company as provided herein.

     (b) Notwithstanding any other provision of this Agreement, if the Optionee determines to exercise an Option, the Company may notify the Optionee, after the Company's receipt of the notice by the Optionee pursuant to Section 6(a) above, that the Company will settle such Option in cash by paying the Optionee on a date (the "Settlement Date") to occur as soon as practicable after such
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notification, and in all events within ninety (90) days after the date of such notice, an amount equal to (A) the difference between (i) the

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aggregate fair market value as determined by the Board of Directors in its reasonable discretion on the Settlement Date of the Shares with respect to which the Optionee requested the exercise of the Option and (ii) the aggregate Option Exercise Price for such Shares, less (B) any Withholding Taxes with respect to such payment; provided, however, that in no event may the Company settle such
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Option in cash without the consent of the Optionee.

     7.   Requirements of Law.  If any law or any regulation of any commission
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or agency of competent jurisdiction shall require the Company or the Optionee to take any action with respect to the Shares acquired by the exercise of the Options, then the date upon which the Company shall issue the Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Company shall use its best efforts to take
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promptly all necessary action to comply with such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of the Shares with respect to which exercise of the Options has been made, the Optionee shall deliver to the Company its written statement satisfactory in form and content to the Company, that it intends to hold the Shares so acquired by it on exercise of the Options for investment only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act of 1933 or other applicable statutes or regulations, it is necessary to register any of the Shares with respect to which an exercise of the Options has been made, or to qualify any such Shares for exemption from any of the requirements of the Securities Act of 1933 or any other applicable statute or regulation, no Options may be exercised (and (i) any resulting delay will not otherwise derogate from the rights of the Optionee to exercise the Options thereafter and (ii) the Expiration Date or the Termination Date with respect to the Options shall not occur during such time or a period ending not less than sixty (60) days after such time) and no Shares shall be issued to the Optionee until the required action has been completed, provided that the Company shall use its best efforts
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promptly to take all necessary action to comply with such requirements of law or regulation.

     8.   Adjustment Upon Changes in Capitalization.  In the event that the
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outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board in the aggregate number of Shares available under the Plan and in the number of Shares and the Option Exercise Price subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Optionee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of an Option the

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same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares covered by such Option. Any adjustment under this Section 8 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     9.   Governing Law.  This Agreement and the Options granted hereby and all
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related matters shall be governed by, and construed and enforced in accordance with, the internal laws (and not the laws of conflict) of the State of New York from time to time obtaining.

     10.  Partial Invalidity.  The invalidity or illegibility of any provision
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hereof shall not be deemed to affect the validity of any other provision.

     11.  Party to Stockholders' Agreement.  By accepting an Option, Optionee
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agrees that as a condition to the issuance of any Shares upon the exercise of any Option by the holder thereof, such holder shall become a party to, bound by, and subject to the provisions of, the Stockholders' Agreement. Prior to the exercise of any Option hereunder, Optionee shall have no rights as a stockholder of the Company.

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          IN WITNESS WHEREOF, the Company has executed this Option Agreement on the day and year first above written.


                              NCI ACQUISITION CORPORATION



                              By: /s/ Paul J. Zepf
                                -----------------------------------
                               Name:  Paul J. Zepf
                               Title: Director



The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Option Agreement.
                              AVALON INVESTMENT PARTNERS, LLC


                              By: /s/ Donald F. Gayhardt
                                -----------------------------------
                               Name:  Donald F. Gayhardt
                               Title: Member

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